As filed with the Securities and Exchange Commission on August __, 2010
Registration No. 333 —

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HUNTINGTON BANCSHARES INCORPORATED
(Exact name of Registrant as specified in its charter)

Maryland	31-0724920
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)
Huntington Center
41 South High Street
Columbus, Ohio 43287
(Address, including zip code, of principal executive offices)

Huntington Bancshares Incorporated
Second Amended and Restated 2007 Stock and
Long-Term Incentive Plan
(Full title of the Plan)

Richard A. Cheap, Esq.
General Counsel and Secretary
Huntington Bancshares Incorporated
Huntington Center
41 South High Street
Columbus, Ohio 43287
614/480-8300
(Name, address, and telephone number,
including area code, of agent for service)

Copies of Correspondence to:
Mary Beth M. Clary, Esq.
Erin F. Siegfried, Esq.
Porter, Wright, Morris & Arthur LLP
41 South High Street
Columbus, Ohio 43215
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Calculation of Registration Fee

		Proposed Maximum	Proposed Maximum
	Amount to be	Offering Price Per	Aggregate Offering	Amount of
Title of Securities to be registered	Registered (1)	Share (2)	Price (2)	Registration Fee
Common Stock, $0.01 par value, to be issued under the Huntington Second Amended and Restated 2007 Stock and Long-Term Incentive Plan	17,500,000	$5.6795	$99,391,250	$7,087

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933 (the “Securities Act”), this Registration Statement shall be deemed to cover an indeterminate number of additional shares of Common Stock that become issuable under the Huntington Bancshares Incorporated Second Amended and Restated 2007 Stock and Long-Term Incentive Plan by reason of any future stock dividends, stock splits or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act, based upon the average of the high and low sales prices of our Common Stock as reported on the Nasdaq Global Select Market as of August 12, 2010.

INTRODUCTION
     A total of 9,000,000 shares of our common stock were registered in connection with the Huntington Bancshares Incorporated 2007 Stock and Long-Term Incentive Plan by Form S-8 Registration Statement, Registration No. 333-144403 (the “2007 Form S-8”). The Huntington Bancshares Incorporated 2007 Stock and Long-Term Incentive Plan was amended and restated, and renamed the Huntington Bancshares Incorporated Amended and Restated 2007 Stock and Long-Term Incentive Plan, effective as of April 22, 2009, and a total of 4,000,000 additional shares of our common stock were registered for issuance under the Huntington Bancshares Incorporated Amended and Restated 2007 Stock and Long-Term Incentive Plan by a Form S-8 Registration Statement, No. 333-161780 (the “2009 Form S-8”). The Huntington Bancshares Incorporated Amended and Restated 2007 Stock and Long-Term Incentive Plan was amended and restated again, and renamed the Huntington Bancshares Incorporated Second Amended and Restated 2007 Stock and Long-Term Incentive Plan, effective as of April 22, 2010. We are registering additional shares of common stock for issuance under the Huntington Bancshares Incorporated Second Amended and Restated 2007 Stock and Long-Term Incentive Plan. The contents of the 2007 Form S-8 relating to the Huntington Bancshares Incorporated 2007 Stock and Long-Term Incentive Plan and the contents of the 2009 Form S-8 relating to the Huntington Bancshares Incorporated Amended and Restated 2007 Stock and Long-Term Incentive Plan are incorporated herein by reference.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     The document(s) containing the information concerning the Plan specified in Part I will be sent or given to Plan participants as specified by Rule 428(b)(1). Such documents are not filed as part of this Registration Statement in accordance with the Note to Part I of the Form S-8 Registration Statement.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents By Reference.
     The following documents previously filed by us with the SEC are incorporated by reference:
1.	Annual Report on Form 10-K for the fiscal year ended December 31, 2009;

2.	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010;

3.	Current Reports on Form 8-K filed on January 11, 2010, January 22, 2010 (Item 5.02 only), March 9, 2010 (Item 8.01 only), April 27, 2010, and July 22, 2010 (Item 5.02 only); and

4.	The description of our common stock, which is registered under Section 12 of the Securities Exchange Act, in our Form 8-A filed with the SEC on April 28, 1967, including any subsequently filed amendments and reports updating such description.
Notwithstanding the foregoing, we are not incorporating any document or information deemed to have been furnished and not filed in accordance with SEC rules.

We also incorporate by reference any future filings we make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, until we file a post-effective amendment which indicates that all of the securities offered by the prospectus have been sold or which deregisters all securities then remaining unsold. Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 8. Exhibits.
     Reference is made to the information contained in the Exhibit Index filed as part of this Registration Statement.
Signatures
     Pursuant to the requirements of the Securities Act of 1933, Huntington Bancshares Incorporated certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on August 13, 2010.

HUNTINGTON BANCSHARES INCORPORATED
By	/s/ Richard A. Cheap
Richard A. Cheap, Secretary and General Counsel

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title		Date

/s/ Stephen D. Steinour*	Chairman, Chief Executive Officer,	)
Stephen D. Steinour	President, and Director (Principal Executive Officer)	) )

/s/ Donald R. Kimble*	Chief Financial Officer, Senior Executive	)	August 13, 2010
Donald R. Kimble	Vice President, and Treasurer (Principal Financial Officer)	) )

/s/ David S. Anderson*	Executive Vice President and Controller	)
David S. Anderson	(Principal Accounting Officer)	) )

Signature	Title		Date

/s/ Don M. Casto, III*	Director	)
Don M. Casto, III		)

/s/ Michael J. Endres*	Director	)
Michael J. Endres		)

/s/ John B. Gerlach, Jr.*	Director	)
John B. Gerlach, Jr.		)

/s/ D. James Hilliker*	Director	)
D. James Hilliker		)

/s/ David P. Lauer*	Director	)
David P. Lauer		)

/s/ Jonathan A. Levy*	Director	)
Jonathan A. Levy		)	August 13, 2010

/s/ Wm. J. Lhota*	Director	)
Wm. J. Lhota		)

/s/ Gerard P. Mastroianni*	Director	)
Gerard P. Mastroianni		)

/s/ Richard W. Neu*	Director	)
Richard W. Neu		)

/s/ David L. Porteous*	Director	)
David L. Porteous		)

/s/ Kathleen H. Ransier*	Director	)
Kathleen H. Ransier		)

/s/ William R. Robertson*	Director	)
William R. Robertson		)

*By:	/s/ Richard A. Cheap Richard A. Cheap, attorney-in-fact
for each of the persons indicated

Registration No. 333-
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
Huntington Bancshares Incorporated
EXHIBITS

EXHIBIT INDEX

Exhibit	Exhibit
Number	Description
4(a)	Huntington Bancshares Incorporated Second Amended and Restated 2007 Stock and Long-Term Incentive Plan, previously filed as Appendix A to Huntington’s Proxy Statement dated February 26, 2010 for its 2010 Annual Meeting of Shareholders.

4(b)	Articles V, VIII and X of Articles of Restatement of Charter, as amended and supplemented, previously filed as Exhibit 3(i) to Annual Report on Form 10-K for the year ended December 31, 1993 and Exhibit 3(i)(c) to Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1998, and incorporated herein by reference. Instruments defining the rights of holders of long-term debt will be furnished to the Securities and Exchange Commission upon request.

5*	Opinion of Porter, Wright, Morris & Arthur LLP regarding the legality of the common stock being registered pursuant hereto.

23(a)*	Consent of Porter, Wright, Morris & Arthur LLP (included in Exhibit 5 filed herewith).

23(b)*	Consent of Deloitte & Touche LLP.

24*	Power of Attorney.

*	Filed herewith.